                    ASSIGNMENT AND ASSUMPTION AGREEMENT

    This Assignment and Assumption Agreement (this "Agreement") is made and entered as of May 14, 1998, by and between Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier"), and Aspect Resources LLC, a Colorado limited liability company ("Aspect").

                           W I T N E S S E T H:

    WHEREAS, Frontier, Aspect and Esenjay Petroleum Corporation ("Esenjay") entered into that certain Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998 (the "Acquisition Agreement"), providing for, among other things, the transfer to Frontier of certain of the assets and properties of Aspect, in consideration of the payment by Frontier to Aspect of the shares of common stock of Frontier set forth in the Acquisition Agreement, and the assumption by Frontier of certain of the liabilities and obligations of Aspect; and

    WHEREAS, all of the instruments, documents and agreements required to be executed and delivered in order to consummate the transactions provided in the Acquisition Agreement are being executed by and delivered to the respective parties to the Acquisition Agreement concurrently herewith;

    NOW, THEREFORE, in consideration of the premises and the transfer by Aspect concurrently herewith of the Aspect Assets (as defined in the Acquisition Agreement), in accordance with and pursuant to the Acquisition Agreement, the parties hereby agrees as follows:

    1. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Acquisition Agreement. The parties agree that the Group A Aspect Assets and the Group B Aspect Assets, as such terms are used in the Acquisition Agreement and herein, shall mean those Aspect Assets identified on Schedule 1 hereto under the respective headings "Group A Aspect Assets" and "Group B Aspect Assets".

    2. Frontier hereby assumes and agrees to pay or perform in accordance with their terms, the following obligations and liabilities of Aspect (collectively, the "Assumed Liabilities"), as follows:

        (a) Aspect's obligation, as of and after the date hereof, to pay when due unpaid principal in the amount of $3,800,000, and interest accruing thereon after the date hereof, representing a portion of the amount owing under that certain Loan Agreement, dated September 17, 1997 (the "Loan Agreement"), by and between Aspect and Joint Energy Development Investments Limited Partnership ("JEDI-1"), whereby JEDI-1 agreed to lend up to $16 million to Aspect on the terms and conditions set forth in the Loan Agreement;

        (b) the obligations and liabilities of Aspect arising after the date hereof under the agreements, contracts and commitments relating to the Aspect Assets (the "Assumed Contracts"); provided, however, that Frontier does not assume any liability arising out of the performance or nonperformance of, or a violation, breach or default (including any event which with notice or lapse of time or both will give rise to a default) by, Aspect prior to the date hereof;

        (c) all Post Effective Date Costs relating to the Group A Aspect Assets incurred after the Effective Date and remaining unpaid as of the date hereof; and

        (d) all Operating Costs in excess of $5,989,000 (regardless of when incurred) attributable to the Group B Aspect Assets.

    3. Aspect hereby assigns to Frontier all of its right, title and interest in, to and under the Assumed Contracts, except to the extent the Assumed Contracts relate to assets ("Retained Assets") in which Aspect will continue to have an interest after the transfers contemplated hereby and by the Acquisition Agreement, in which case Aspect retains rights, coterminous with those assigned to Frontier hereunder, with respect to the Retained Assets.

    4. Aspect expressly understands and agrees that except for the Assumed Liabilities, Frontier has not agreed to pay, shall not be required to assume, and shall have no liability or obligation, direct or indirect, absolute or contingent, arising out of or related the liabilities of Aspect existing on or arising after the date hereof. It is expressly understood and agreed that all liabilities, obligations and commitments not assumed hereunder by Frontier shall remain, as between Frontier, on the one hand, and Aspect, on the other hand, the sole obligation of Aspect and its respective successors and assigns.

    5. The parties acknowledge that, after the date hereof, Aspect may (but shall have no obligation to) pay certain of the Assumed Liabilities in the ordinary course of its business. In the event Aspect pays any of the Assumed Liabilities, Frontier agrees to promptly reimburse Aspect for any such payment.

    6. Nothing herein shall be deemed to deprive Frontier of any defenses, setoffs or counterclaims (collectively, "Defenses") which Aspect may have had or which Frontier shall have with respect to any of the obligations, liabilities or commitments assumed hereby. Aspect hereby transfers, conveys and assigns to Frontier all Defenses and agrees to reasonably cooperate with Frontier to maintain, secure, perfect and enforce the Defenses.

    7. Frontier further covenants and agrees with Aspect that Frontier will do, execute and deliver, or cause to be done, executed and delivered, all such further instruments, documents, agreements and assurances as may be reasonably requested by Aspect, which may be necessary in order to evidence and provide for the specific assumption by Frontier of any one or more of the Assumed Liabilities.

    8.  Subject to the indemnification of Frontier by Aspect contained in
Section 15.03 of the Acquisition Agreement, Frontier hereby indemnifies and agrees to defend and hold Aspect harmless from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, suffered or incurred by Aspect after the date hereof and arising out of any claims, liabilities, obligations, damages and expenses with respect to the Assumed Liabilities.

    9. Aspect and Frontier, by their execution hereof, each hereby acknowledges and agrees that, except as expressly provided herein, neither the representations and warranties nor the rights and remedies of either party under the Acquisition Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement. Nothing in this Agreement is intended to waive any rights of Frontier and/or Aspect under Section 3.02(d) of the Acquisition Agreement. This Agreement is solely for the benefit of Frontier and Aspect and nothing contained herein shall be construed to grant any third party any rights against Frontier or Aspect.

    10. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to its conflicts of law doctrine).

    IN WITNESS WHEREOF, Frontier has caused this Agreement to be duly executed by its authorized officers as of the date first above written.

                                     FRONTIER:

                                     Frontier Natural Gas Corporation


                                     By: /s/ David W. Berry
                                        ------------------------------
                                        David W. Berry, President

                                     ASPECT:

                                     Aspect Resources LLC

                                     By: Aspect Management Corporation,
                                           its Manager


                                     By:  /s/ Alex Cranberg
                                        -------------------------------
                                        Alex Cranberg, President

                                   Schedule 1
                                       to
                       Assignment and Assumption Agreement

Group A Aspect Assets:
----------------------

       Lipsmacker (aka Lipsmacker field, Hinton field,
                   Oktuppa field, Cedar Creek field and Crandall Field) Raymondville South
       Midfield
       Hordes Creek
       Houston Endowment (aka Vicksburg II, Phase 2)
       Wolfpoint
       El Maton
       Blessing
       Hall Ranch
       Mikeska
       Piledriver
       Tidehaven

Group B Aspect Assets:
----------------------

       Caney Creek
       Gillock
       Lovell Lake
       Bauer Ranch
       Lox B
       West Port Acres
       Stowell/Big Hill
       W. Beaumont
       SW Pheasant
       Sheriff
       East Texas